January 31, 2007



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC
20549  USA

Dear Ladies and Gentlemen:

We have read the statements about our firm included under Item 4.01 of the Form 8-K/A of China Health Holding, Inc. dated January 31, 2007 and we are in agreement with the statements concerning our firm in such Form 8-K/A.


Yours truly,

/s/ Dale Matheson Carr-Hilton LaBonte LLP
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DALE MATHESON CARR-HILTON LABONTE LLP
Chartered Accountants